Exhibit 99.(h)(8)

Schedule A

Dated April 23, 2014

To The

Expense Limitation Agreement

Dated July 29, 2013

Between

Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 3/31	Class	Expense Limit	Termination Date
Touchstone Flexible Income Fund	A	1.09%	July 29, 2014
	C	1.84%	July 29, 2014
	Y	0.84%	July 29, 2014
	Institutional	0.74%	July 29, 2014
Touchstone Focused Fund	A	1.20%	July 29, 2014
	C	1.95%	July 29, 2014
	Y	0.95%	July 29, 2014
	Institutional	0.80%	July 29, 2014
Touchstone Growth Opportunities Fund	A	1.24%	July 29, 2014
	C	1.99%	July 29, 2014
	Y	0.99%	July 29, 2014
	Institutional	0.84%	July 29, 2014
Touchstone International Value Fund	A	1.39%	July 29, 2014
	C	2.14%	July 29, 2014
	Y	1.14%	July 29, 2014
	Institutional	0.99%	July 29, 2014
Touchstone Large Cap Growth Fund	A	1.25%	July 29, 2014
	B	2.00%	July 29, 2014
	C	2.00%	July 29, 2014
	Y	0.99%	July 29, 2014
Touchstone Mid Cap Growth Fund	A	1.43%	July 29, 2014
	B	2.18%	July 29, 2014
	C	2.18%	July 29, 2014
	Y	1.18%	July 29, 2014
	Institutional	1.03%	July 29, 2014
Touchstone Sands Capital Emerging Markets Growth Fund	Y	1.49%	April 23, 2015
	Institutional	1.39%	April 23, 2015
Touchstone Small Cap Growth Fund	A	1.44%	August 31, 2014
	C	2.19%	August 31, 2014
	Y	1.19%	August 31, 2014
	Institutional	1.04%	August 31, 2014

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:

TOUCHSTONE ADVISORS, INC.

By:

By:

Schedule B

Dated July 9, 2014

To The

Expense Limitation Agreement

Dated July 29, 2013

Between

Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 6/30	Class	Expense Limit	Termination Date
Touchstone Capital Growth Fund	A	1.25%	October 30, 2014
	C	2.00%	October 30, 2014
	Y	1.00%	October 30, 2014
	Institutional	0.90%	October 30, 2014
Touchstone International Small Cap Fund	A	1.55%	October 30, 2014
	C	2.30%	October 30, 2014
	Y	1.30%	October 30, 2014
	Institutional	1.18%	October 30, 2014
Touchstone Large Cap Fund	A	1.12%	July 9, 2015
	C	1.87%	July 9, 2015
	Y	0.87%	July 9, 2015
	Institutional	0.77%	July 9, 2015
Touchstone Small Cap Value Opportunities Fund	A	1.50%	October 30, 2014
	C	2.25%	October 30, 2014
	Y	1.25%	October 30, 2014
	Institutional	1.10%	October 30, 2014
Touchstone Value Fund	A	1.08%	October 30, 2014
	C	1.83%	October 30, 2014
	Y	0.83%	October 30, 2014
	Institutional	0.68%	October 30, 2014

This Schedule B to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:
TOUCHSTONE ADVISORS, INC.

By:
By:

Schedule C

Dated April 30, 2014
To The
Expense Limitation Agreement
Dated July 29, 2013
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 12/31	Class	Expense Limit	Termination Date
Touchstone Dynamic Equity Fund	A	1.55%	April 30, 2015
	C	2.30%	April 30, 2015
	Y	1.30%	April 30, 2015
	Institutional	1.25%	April 30, 2015
Touchstone Conservative Allocation Fund	A	0.49%	April 30,2015
	C	1.24%	April 30,2015
	Y	0.24%	April 30,2015
	Institutional	0.24%	April 30,2015
Touchstone Balanced Allocation Fund	A	0.49%	April 30,2015
	C	1.24%	April 30,2015
	Y	0.24%	April 30,2015
	Institutional	0.24%	April 30,2015
Touchstone Moderate Growth Allocation Fund	A	0.49%	April 30,2015
	C	1.24%	April 30,2015
	Y	0.24%	April 30,2015
	Institutional	0.24%	April 30,2015
Touchstone Growth Allocation Fund	A	0.49%	April 30,2015
	C	1.24%	April 30,2015
	Y	0.24%	April 30,2015
	Institutional	0.24%	April 30,2015

This Schedule C to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:
TOUCHSTONE ADVISORS, INC.

By:

By:

Amended and Restated

EXPENSE LIMITATION AGREEMENT

For

TOUCHSTONE STRATEGIC TRUST

The EXPENSE LIMITATION AGREEMENT, effective as of July 29, 2013 between Touchstone Advisors, Inc. (the “Advisor”) and Touchstone Strategic Trust (the “Trust”), is amended and restated as of March 1, 2014, on behalf of certain series of the Trust set forth in Schedules A, B, and C attached (each a “Fund,” and collectively, the “Funds”).

WHEREAS, the Trust is a Massachusetts business trust organized under a Declaration of Trust (“Declaration of Trust”), and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Fund is a series of the Trust; and

WHEREAS, the Trust and the Advisor have entered into an Investment Advisory Agreement dated May 1, 2000, as amended (the “Advisory Agreement”), pursuant to which the Advisor provides investment advisory and other management services to each series of the Trust for compensation based on the value of the average daily net assets of each series; and

WHEREAS, the Trust and the Advisor have entered into this amended and restated Expense Limitation Agreement (the “Agreement”) in order to limit the Fund Operating Expenses, as defined below, from exceeding the levels specified in Schedules A, B, and C attached.

NOW THEREFORE, the parties agree that the Agreement provides as follows:

1.                                      Expense Limitation.

1.1          Expense Limit. The Advisor has contractually agreed to waive fees and reimburse expenses to the extent necessary to ensure the Funds’ total annual operating expenses (excluding dividend expenses relating to short sales, interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, the cost of “Acquired Fund Fees and Expenses,” if any, and other extraordinary expenses not incurred in the ordinary course of business) (“Fund Operating Expenses”) do not exceed the contractual limits set forth in Schedules A, B, and C.  The contractual limits on Fund Operating Expenses (“Operating Expense Limit”) set forth in Schedules A, B, and C below have been adjusted for each class of each Fund to include the effect of Rule 12b-1 fees, shareholder servicing fees and other anticipated class specific expenses, if applicable.

1. 2         Recoupment. The Advisor shall be entitled to recover, subject to approval by the Board of Trustees of the Trust, such amounts reduced or reimbursed for a period of up to three years from the year in which the Advisor reduced its compensation or assumed expenses for a Fund. No recoupment will occur unless a Fund’s expenses are below the Operating Expense Limit for the relevant Fund set forth in Schedules A, B, and C.  Amounts reduced or reimbursed for periods prior to the effective date of this Agreement are not eligible for recoupment by the Advisor.

1.3          Method of Computation. To determine the Advisor’s liability with respect to waivers or reimbursements, each month the Fund Operating Expenses for each Fund shall be annualized as of the last day of the month. If, for any month, a Fund’s annualized Fund Operating Expenses exceed the Operating Expense Limit of such Fund, the Advisor shall waive or reduce its advisory fee for such month by an amount, or remit an amount to the appropriate Fund, sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Operating Expense Limit; provided, however, that any waiver or reduction of the advisory fee is applied equally across the classes, if any, of the Fund.

2.                                      Term and Termination of Agreement.

This Agreement shall terminate (i) with respect to a Fund listed on Schedules A, B, and C on the dates listed on each schedule; (ii) upon the termination of the Advisory Agreement with respect to a Fund; or (iii) at an earlier date by a vote of the Board of Trustees of the Trust if they deem the termination to be beneficial to shareholders of a Fund, unless extended, terminated, modified, or revised by the mutual agreement of the parties by amending Schedules A, B, and C to this Agreement or otherwise as provided for in writing.

3.                                      Miscellaneous.

3.1          Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

3.2          Interpretation. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust’s Declaration of Trust or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

3.3          Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Investment Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Investment Advisory Agreement or the 1940 Act.

IN WITNESS WHEREOF, the parties’ duly authorized officers signed this Agreement as of the day and year first above written.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie Wiedenheft

TOUCHSTONE ADVISORS, INC.

By:	/s/ Terrie Wiedenheft

By:	/s/ Tim Paulin

Schedule

Dated
To The
Expense Limitation Agreement
Dated
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

Fund	Contractual Limit on Total Operating Expenses	Termination Date

This Schedule      to the Expense Limitation Agreement is executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:

TOUCHSTONE ADVISORS, INC.

By:

By: